Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2005 Employee Stock Purchase Plan, of Unica Corporation of our report dated October 28, 2005, with respect to the consolidated financial statements of Unica Corporation, included in its Annual Report (Form 10-K) for the year ended September 30, 2005, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts
January 30, 2006